Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and related Prospectus of General Signal Corporation for the registration of 2.1 million shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1995, with respect to the consolidated financial statements, and March 17, 1995, with respect to the financial statement schedule of General Signal Corporation included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                           Ernst & Young LLP

Stamford, Connecticut
September 6, 1995






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                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and related Prospectus of General Signal Corporation for the registration of 2.1 million shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1995, with respect to the consolidated financial statements of Best Power Technology, Inc. included in the current report on Form 8-K dated June 26, 1995, filed with the Securities and Exchange Commission by General Signal Corporation.


                                                          Ernst & Young LLP

Milwaukee, Wisconsin
September 6, 1995